EXHIBIT 23.2

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 26, 2004, accompanying the 2003 consolidated financial statements included in the Annual Report of CET Services, Inc. (the Company) on Form 10-KSB for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Company’s Registration Statement on Form S-8 (File #333-10053) of the aforementioned report.

/s/GRANT THORNTON LLP

Denver, Colorado
March 4, 2005